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                                                                 EXHIBIT 5.1

                                  February 28, 1996


                          REGISTRATION STATEMENT ON FORM S-8
                                  MYLEX CORPORATION



Dear Ladies and Gentlemen:

     As legal counsel to Mylex Corporation, a Florida corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 677,012 shares of common stock of the Company (the "Common Stock") reserved for issuance under the BusLogic 1990 Equity Incentive Plan (the "Plan") assumed by the Company (the "Shares").

     In connection with the opinion set forth below, we have examined such matters of law and such originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of such documents as we have deemed necessary in connection with the opinion set forth herein, including, without limitation, the Company's Articles of Incorporation and Bylaws, the Plan, and the records of certain corporate proceedings and actions taken and proposed to be taken by the Company in connection with the sale and issuance of Common Stock under the Plan. We have also relied on an opinion of Holland & Knight, dated February 9, 1996, relating to the Company's acquisition of BusLogic Inc.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock being offered under the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

     Please be advised that our opinion is based solely on the laws of the State of Florida as in effect on the date hereof, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

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Mylex Corporation                       -2-                 February 28, 1996



     We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an Exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                             Very truly yours,

                                             /s/ BROWN & BAIN, P.A.

                                             BROWN & BAIN, P.A.

Mylex Corporation
  34551 Ardenwood Boulevard
    Fremont, California 94537-5035

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